                                  EXHIBIT 10(n)
                              SEPARATION AGREEMENT
                                   AND RELEASE

     This document is a SEPARATION AGREEMENT AND RELEASE (this "Separation Agreement"), is dated November 11, 2005, and is between FERRO CORPORATION ("Ferro") and DALE G. KRAMER ("Mr. Kramer").

     For good and valuable consideration, and intending to be legally bound, Ferro and Mr. Kramer hereby agree as follows:

1.   TERMINATION OF EMPLOYMENT

     A.   Ferro has employed Mr. Kramer since November 29, 1999.

     B. As of May 14, 2002, Mr. Kramer and Ferro signed an Confidentiality Agreement (the "Confidentiality Agreement") with Ferro.

     C. As of July 1, 2001, Ferro and Mr. Kramer signed a Change in Control Agreement (the "Change in Control Agreement").

     D. Mr. Kramer currently serves as Ferro's Vice President, Performance Chemicals.

     E. Ferro and Mr. Kramer have mutually decided to end Mr. Kramer's employment relationship with Ferro on the terms and conditions set forth in this Separation Agreement.

2.   NORMAL PACKAGE

     A. Under Ferro's standard severance policy, if his employment were terminated today, Mr. Kramer would be entitled to receive -

          (1) An amount equal to one week's base pay for each completed year of service plus four additional weeks' pay, or $51,057.72 (i.e., $5,673.08 times 9 weeks),

          (2) Two weeks' pay in lieu of notice, or $11,346.16 (i.e., $5,673.08 times two weeks), and

          (3) Health care (i.e., medical and dental) coverage for the month of separation plus an additional four months, i.e., coverage through February 28, 2006.

     B. The payments and benefits Mr. Kramer would have been entitled to receive under Ferro's standard severance practice are called the "Normal Package" below.

3.   ENHANCED PACKAGE

     In consideration of the agreements and promises made by Mr. Kramer in this Separation Agreement, Ferro is prepared to provide Mr. Kramer with, and Mr. Kramer hereby elects to receive, the following enhanced separation pay and benefits (the "Enhanced Package") in lieu of the Normal Package on and subject to the terms and conditions of this Separation Agreement:

     A.   CONTINUATION ON PAYROLL

          Unless he resigns or voluntarily terminates his employment earlier, Mr. Kramer will continue on Ferro's payroll at his current salary and with his current employee benefits through March 31, 2006, and his employment with Ferro will terminate on that date. If Mr. Kramer resigns or otherwise voluntarily terminates his employment with Ferro before March 31, 2006, then Mr. Kramer will not be eligible for any of the separation pay or benefits provided in this numbered paragraph 3 or the 2005 bonus payment described in numbered paragraph 4.A below.

     B.   SEVERANCE PERIOD

          The "Severance Period" will be the period beginning March 31, 2006, and ending the earlier of June 30, 2007, or the date on which Mr. Kramer begins employment with another employer.

     C.   SEVERANCE PAYMENTS

          During the Severance Period, Ferro will pay Mr. Kramer as severance Mr. Kramer's current base salary of $12,291.66 per twice-monthly pay period.

     D.   SEVERANCE BENEFITS

          During the Severance Period, Ferro will continue to provide Mr. Kramer coverage under Ferro's employee health plans (i.e., medical, dental, and vision care and flexible spending account) offered to Corporate Lakeside employees, consistent with Mr. Kramer's current elections or subsequent elections made by Mr. Kramer during Ferro's normal annual enrollment process. Ferro will pay the employer's portion of Mr. Kramer's premium costs under such plans during the Severance Period.

     E.   COMPANY AUTOMOBILE

          On or before December 31, 2005, Mr. Kramer will be entitled to purchase his company automobile in accordance with standard Ferro policy applicable to corporate officers. Mr. Kramer will be entitled to the use of such automobile (together with gasoline, normal maintenance, and insurance) until such date.

     F.   CELLULAR TELEPHONE

          Mr. Kramer will be entitled to the continued use of his company cellular telephone until December 31, 2005. Ferro will cooperate with Mr. Kramer is transferring his company cellular telephone number to a personal cellular telephone service of Mr. Kramer's choosing.

     G.   COMPANY COMPUTER

          On or before December 31, 2005, Mr. Kramer will deliver his company computer to Ferro. Ferro will then delete from the computer's hard drive any and all Ferro confidential and proprietary information. When Ferro has completed the deletion process, Ferro will return the company computer to Mr. Kramer and Mr. Kramer will be entitled to retain the company computer at no cost to Mr. Kramer. Mr. Kramer will not use any information or data remaining on such computer in any manner that is inconsistent with his obligations under numbered paragraph 7 below.

     H.   OTHER BENEFITS

          Mr. Kramer's rights with respect to other Ferro employee benefits, including his rights with respect to Ferro's supplemental defined contribution and defined benefit plans and deferred compensation plan, will be governed by the terms and conditions of such plans.

4.   ANNUAL INCENTIVE PLAN

     A. Mr. Kramer is a participant in the Ferro annual incentive plan and is eligible for a bonus payment under such plan for the year 2005.

     B. Mr. Kramer's 2005 bonus will be determined in accordance with standard Ferro policy. Ferro will add to the amount so determined the gross sum of $6,000.00. Mr. Kramer's 2005 bonus will be paid on or before April 30, 2006.

     C. Mr. Kramer will not be eligible for a bonus payment for the year 2006 or any year thereafter.

5.   STOCK OPTIONS

     A. Mr. Kramer has been awarded the following as-yet-unexercised options under Ferro's 1985 Employee Stock Option Plan and Ferro's 2003 Long-Term Incentive Compensation Plan:

          (1) 5,500 Non-Qualified Stock Options granted February 11, 2000, with an option exercise price of $18.50 per share,

          (2) 15,000 Incentive Stock Options granted February 9, 2001, with an option exercise price of $23.60 per share,

          (3) 5,271 Incentive Stock Options granted February 11, 2002, with an option exercise price of $25.50 per share,

          (4) 39,729 Non-Qualified Stock Options granted February 11, 2002, with an option exercise price of $25.50 per share,

          (5) 4,705 Incentive Stock Options granted February 28, 2003, with an option exercise price of $21.26 per share,

          (6) 50,295 Non-Qualified Stock Options granted February 28, 2003, with an option exercise price of $21.26 per share,

          (7) 4,151 Incentive Stock Options granted February 9, 2004, with an option exercise price of $26.26 per share,

          (8) 50,849 Non-Qualified Stock Options granted February 9, 2004, with an option exercise price of $26.26 per share,

          (9) 5,157 Incentive Stock Options granted February 7, 2005, with an option exercise price of $19.39 per share, and

          (10) 38,843 Non-Qualified Stock Options granted February 7, 2005, with an option exercise price of $19.39 per share.

          Mr. Kramer will not be awarded any further options under any Ferro stock option plan.

     B. Subject to any trading blackouts that may from time to time be in effect, Mr. Kramer will be entitled to exercise any of the foregoing options that have vested as of the date of his employment with Ferro terminates provided Mr. Kramer carries out such exercise no later than 90 days after Ferro has filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, with the Securities and Exchange Commission. After such 90-day period has ended, however, Mr. Kramer will not be entitled to exercise any further Ferro stock options.

6.   PERFORMANCE SHARE AWARDS

     A. Ferro made an award of 8,500 Performance Shares to Mr. Kramer in 2003 under Ferro's 1997 Performance Share Plan for the performance period January 1, 2003, through December 31, 2005. Mr. Kramer will be eligible for distribution and payment with respect to such Performance Shares in accordance with standard Ferro policy.

     B. Ferro has also made the following as-yet-unmatured awards of Performance Shares to Mr. Kramer under Ferro's 1997 Performance Share Plan and/or Ferro's 2003 Long-Term Incentive Compensation Plan:

          (1) 9,700 Performance Shares for the performance period January 1, 2004, through December 31, 2006; and

          (2) 8,600 Performance Shares for the performance period January 1, 2005, through December 31, 2007.

          Mr. Kramer will not be eligible for any distributions or payments with respect to such Performance Shares.

     C. Ferro will make no further awards to Mr. Kramer under any Ferro performance share plan.

7.   NONCOMPETITION AND CONFIDENTIALITY

     In consideration of the Enhanced Package, Mr. Kramer promises that:

     A. During the Severance Period and for a period of one year thereafter, Mr. Kramer will not, without Ferro's prior written approval, directly or indirectly, engage in, or assist or have an ownership interest in, or act as agent, advisor or consultant of, for, or to any person, firm, partnership, corporation or other entity that is engaged in, the manufacture or sale of products that compete with Ferro's electronic material systems products or any products which are logical extensions, on a manufacturing or technological basis, of such products.

     B. During the Severance Period and thereafter, Mr. Kramer will not disclose to any persons any proprietary or confidential business information concerning Ferro, any of its affiliated companies, obtained or which came to Mr. Kramer's attention during the course of his employment with Ferro.

     C. During the Severance Period and thereafter, Mr. Kramer will not make any statements or disclose any information concerning Ferro, its directors, officers, management, staff, employees, representatives, or agents (collectively, "Ferro and its management") which are likely to disparage Ferro or its management, which are likely to damage the reputation or business prospects of Ferro or its management, or which are likely to interfere in any way with the business relations Ferro has with its customers (including potential customers), suppliers, alliance partners, employees, investors, or shareholders, unless required to do so by law or order of a court or regulatory authority.

     Mr. Kramer will at all times continue to cooperate fully with Ferro, its counsel, and governmental investigators in connection with the on-going investigation of, and litigation arising out of, pending legal issues. Ferro, in turn, will continue to indemnify Mr. Kramer against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he was an officer of Ferro in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of the pending legal matters in the manner provided in Article V of Ferro's Code of Regulations. (For purposes of this Agreement, the phrase "pending legal matters" includes, without limitation, the accounting irregularities in Ferro's Polymer Additives business and related matters, the putative class action lawsuits related to that matter, the Department of Justice investigation into possible price fixing in the heat stabilizers market, the Belgian, German and Hungarian investigations into cartel activities in the European BBP market, the wrongful termination lawsuit brought by Arno van de Ven, and the allegations related to non-compliance with environmental laws in connection with the wastewater treatment facilities at Ferro's Delaware River plan, and other similar matters that may arise in the future.)

     In addition, Mr. Kramer hereby reaffirms the commitments he made to Ferro in paragraphs 1-4 of his Confidentiality Agreement.

     Ferro will cause its senior management to refrain from making any statements or disclosing any information concerning Mr. Kramer which is likely to disparage Mr. Kramer or which is likely to damage his reputation or employment prospects, unless required to do so by law or order of a court or regulatory authority.

8.   WAIVER

     Mr. Kramer acknowledges that Ferro is providing the Enhanced Package in lieu of all other benefits to which Mr. Kramer is or may be entitled arising out of Mr. Kramer's employment and/or termination of employment. Mr. Kramer hereby waives any and all rights to any other severance benefits offered to Ferro employees or other right or benefit under any agreement, understanding, or promise, whether written or oral, between Mr. Kramer and Ferro.

9.   JOB CLASSIFICATIONS

     There are no other Ferro employees in Mr. Kramer's job classification being terminated.

10.  RELEASE

     In consideration of the Enhanced Package, Mr. Kramer hereby releases Ferro, as well as all employees, officers, directors, parents, subsidiaries, affiliates, agents, representatives, successors, and assigns of Ferro, from any and all claims, demands, actions, causes of action, suits, damages, losses, costs, attorneys' fees, and or expenses, known or unknown, which Mr. Kramer has or may claim to have against any of the foregoing arising from his employment or as a result of his termination of employment with Ferro.

     Mr. Kramer covenants to Ferro that Mr. Kramer will not assert any such claims, demands, actions, or causes of action.

     Mr. Kramer acknowledges that the foregoing release includes (but is not limited to) claims arising under Federal, state, or local law in the United States prohibiting employment discrimination, such as the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Employee Retirement Income Security Act, the Equal Pay Act, 42 U.S.C.
     Section 1981, Section 1981 of the Civil Rights Act of 1866, the Vietnam Era Veterans Readjustment Assistance Act, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Family and Medical Leave Act, and all claims under any other Federal or state laws, local ordinances or common law and other laws restricting an employer's right to terminate the employment relationship. Mr. Kramer further acknowledges that such release includes (but is not limited to) any claims Mr. Kramer may have for unemployment compensation or may have under any internal grievance procedure at Ferro.

     The foregoing release will not, however, apply to any claims, demands, actions, or causes of action arising after the effective date of this Separation Agreement that are unrelated to Mr. Kramer's termination of employment.

11.  VOLUNTARY ELECTION

     Mr. Kramer acknowledges that:

     A. The only consideration Mr. Kramer has been given for signing this Separation Agreement are the terms stated in this Separation Agreement.

     B. No other promises or agreements have been made to or with Mr. Kramer by any person or entity to induce Mr. Kramer to sign this Separation Agreement.

     C. Mr. Kramer has been given at least 21 days to consider the effect of this Separation Agreement, including the release contained above, before signing this Separation Agreement.

     D. Mr. Kramer has been encouraged to discuss this Separation Agreement and any matters related to the termination of his employment (including any rights Mr. Kramer may have with respect to a claim of employment discrimination) with a legal advisor of Mr. Kramer's own choosing and Mr. Kramer has had ample opportunity to do so.

     E. Mr. Kramer understands that he may revoke this Separation Agreement in writing during the seven day period beginning the day Mr. Kramer signs this Separation Agreement and delivers it to Ferro and that this Separation Agreement will be neither effective nor enforceable until Mr. Kramer's seven-day revocation period has expired.

12.  TERMINATION PROCESSING

     On or before March 31, 2006, Mr. Kramer will surrendered to Ferro all Ferro property in his possession (other than his company car and cellular telephone as provided above). Mr. Kramer will then assist Ferro's human resources department by executing such documentation and completing such other tasks as may be reasonably required for the orderly termination of Mr. Kramer's employment.

13.  WITHHOLDING

     All payments under this Separation Agreement will be subject to withholding, deductions and contributions as required by law.

14.  TERMINATION OF CHANGE IN CONTROL AGREEMENT

     The Change in Control Agreement is hereby terminated by mutual agreement of Ferro and Mr. Kramer when Mr. Kramer's employment with Ferro terminates.

15.  GOVERNING LAW

     This Separation Agreement will be governed by the internal substantive laws of the State of Ohio, the state which Mr. Kramer was employed at the time his employment was terminated.

BY SIGNING THIS SEPARATION AGREEMENT AND RELEASE, MR. KRAMER AFFIRMS THAT HE HAS READ THIS SEPARATION AGREEMENT AND RELEASE CAREFULLY, THAT HE KNOWS AND UNDERSTANDS ITS CONTENTS, THAT HE IS SIGNING THIS SEPARATION AGREEMENT AND RELEASE VOLUNTARILY, AND THAT SIGNING THIS SEPARATION AGREEMENT AND RELEASE IS HIS OWN FREE ACT AND DEED.

To evidence their agreement and intention to be bound legally by this document, DALE G. KRAMER and FERRO CORPORATION have signed and dated this SEPARATION AGREEMENT AND RELEASE.

DALE G. KRAMER                          FERRO CORPORATION


                                        By:
-------------------------------------       ------------------------------------
                                            James F. Kirsch
                                            President & Chief Operating Officer

Date: ______________, 2005              Date: ______________, 2005